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                                                                   EXHIBIT 10.70


              TENNECO AUTOMOTIVE EXHAUST PRODUCTS SUPPLY AGREEMENT

         THIS AGREEMENT, dated June 29, 1999, is by and between Monro Service Corp., a Delaware corporation ("Monro"), and Tenneco Automotive Inc., a Delaware corporation ("Tenneco"). Tenneco and Monro may be referred to herein collectively as "Parties".

                                    RECITALS

         Whereas Tenneco is in the business of, among other things, manufacturing and selling automotive exhaust systems products, including mufflers, exhaust systems, and catalytic converters; and

         Whereas Monro is in the business of owning and operating a chain of stores that sells and installs automobile parts and accessories, including exhaust parts and systems; and

         Whereas the Parties have agreed that Tenneco shall supply and Monro shall purchase exhaust products (as listed in the attached price sheets) subject to and upon the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

A.       TERM OF AGREEMENT

         This Agreement will begin on January 1, 2000 and end on December 31, 2002, unless earlier terminated as provided herein. This Agreement shall be automatically renewed for one year periods thereafter unless at least 90 days prior to the end of the then current term, written notice of nonrenewal is given by one Party to the other Party.

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B.       SCOPE OF AGREEMENT

         During the term of this Agreement and pursuant to its terms and conditions, Tenneco shall sell certain exhaust products to Monro, and Monro shall purchase from Tenneco exhaust products which are identified on Attachment A, including Tenneco's current Blue Sheet, Form NAS-9940 and will be referred to collectively herein as "Exhaust Products." Monro shall purchase from Tenneco, and Tenneco shall sell to Monro, at least 90% of Monro's requirements during the term of this Agreement for products of the type listed in ATTACHMENT A.

Attachment A: Exhaust Products Listing and Current Blue Sheet, Dated January 5, 1999

C.       DEFINITIONS *

D.       PRICING

         1. INITIAL PRICING. *

         2. PRICING DISCOUNTS. *

         3. PRICE ADJUSTMENTS. *

E.       CREDIT TERMS; PAYMENTS

         1. *

         2. *. Payments by Monro are due net 30 days following tender of Exhaust Products to Monro in accordance with SECTION F of this Agreement. Monro will receive with a *% discount from the invoiced price if it makes payment in full by the 15th day after the billing

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month ends.

         3. CREDIT SALES. Any time Tenneco determines that there has been an adverse change in Monro's credit status, Monro has exceeded its normal credit limits, or Monro has delayed payment beyond Tenneco's stated credit terms, Tenneco reserves the right to suspend shipment, require payment COD or by cash in advance, establish a reserve, require Monro to post a letter of credit, or require Monro to take other measures to assure Tenneco of payment for purchases of Exhaust Products.

F.       FREIGHT POLICY

         1. TIMING. Orders for Exhaust Products ("Purchase Orders") may only be transmitted in writing (including fax) or Electronic Data Interface ("EDI"). Production Buy Purchase Orders must be placed at least 45 days in advance of the date by which Tenneco is to tender product to Monro for shipment. *. Risk of loss of Exhaust Products shall pass to Monro when they are duly tendered at Tenneco's facility so as to enable Monro or its carrier to take possession of the Exhaust Products.

         2. TRANSPORTATION. Exhaust Products ordered by Monro will be prepared for shipment in trailer load quantities only and will be available for pick up at Tenneco's Harrisonburg facility. Monro will receive a credit in the amount of freight costs if it picks up any order itself.

G.       WARRANTY

         1. WARRANTY TO MONRO. Tenneco warrants to Monro that the Exhaust Products sold to Monro are free from defects in material and workmanship. This warranty extends only to Exhaust Products prior to their resale to consumers, does not cover Exhaust products that are improperly installed or misused (including erroneous applications or misapplications of any

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Exhaust Product), and does not cover labor costs or consequential damages.

         2. DISCLAIMER OF ALL WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER TENNECO NOR ITS AFFILIATES MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY EXHAUST PRODUCTS PROVIDED BY TENNECO TO MONRO PURSUANT TO THIS AGREEMENT.

H.       SPECIAL FUNDS

         1. *

         2. *

         3. GROWTH INCENTIVE FUND. On an annual basis, Monro shall be eligible for an annual credit in the amount of *% of all incremental net purchases of Exhaust Products in excess of the net purchases for the previous 12 month period. Credit from this fund will be issued to Monro on an annual basis and shall be payable at the end of the first quarter.

I.       MANPOWER

         Monro's account will be managed and coordinated through Tenneco Automotive National Account Sales.

J.       RETURNS

         Tenneco will grant an annual credit to Monro of the purchase price for only obsolete, superseded, or defective Exhaust Products returned to Tenneco prior to sale to the consumer.

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K.       PERFORMANCE

         Performance as it relates to the credit outlined in this SECTION K is based on total quarterly net purchases of Exhaust Products under the Service Line Program only.

         Monro shall be entitled to a credit in the amount shown measured against quarterly net purchases if Tenneco's order fill performance falls within the following categories as measured on a quarterly basis:

         ORDER FILL PERFORMANCE                   CREDIT
                  *                                  *

L.       MASTER AGREEMENT

         From and after the date hereof, this Agreement shall serve as the master agreement between the parties and, as such, sets forth all of the terms and conditions concerning, and shall govern the purchase by Monro, by whatever means, of all Exhaust Products from Tenneco. A Purchase Order may be used in conjunction with this Agreement to specify specific product ordered, quantity, delivery timing, and destination; however, the printed terms and conditions on any Purchase Order cannot vary or contradict the terms and provisions of this Agreement. Oral placement of orders will not be allowed.

M.       *

N.       *

O.       TERMINATION

         1. WITH CAUSE / FAILURE TO CURE BREACH. Either Party hereto may terminate this Agreement if the other Party fails to keep, observe or perform any material covenant or agreement appearing in this Agreement, provided that:
(i) a 60 day notice and opportunity to

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cure has been given with respect to such failure; (ii) the failure has not been cured within the 60 day cure period; and (iii) such failure continues for 7 days after a second written notice thereof is received by the Party failing to perform.

         2. BANKRUPTCY. Either Party hereto may terminate this Agreement if the other Party:

                  i. is adjudicated an involuntary bankrupt, or a decree or order approving a petition or answer filed against such Party asking for reorganization under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, or if a petition for involuntary bankruptcy has been filed against the other Party and such petition (and the preceding arising therefrom, if any) has not been dismissed within thirty (30) days of the filing;

                  ii. files or admits to the jurisdiction of the court and the material allegations contained in any petition pursuant, or purporting to be pursuant, to the Federal Bankruptcy laws as now or hereafter amended, or such party shall institute any proceeding for any relief under any bankruptcy or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

                  iii. makes any assignment for the benefit of creditors or applies for consent to the appointment of a receiver for itself or any of its property.


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P.       TRADEMARKS

                  Monro recognizes that Tenneco is the owner of valuable rights to distinctive trade names, trademarks and service marks, including but not limited to, the Walker name and logo to be used in connection with Walker exhaust products, the Dynomax name and logo and the Z-Plus name and logo to be used in connection with certain Exhaust Products (collectively the "Tenneco Licensed Property"). Tenneco grants to Monro, and Monro accepts, a non-exclusive right to promote, sell and advertise using the Tenneco Licensed Property, subject to the terms, conditions, standards and specifications stated herein, for the term of this Agreement, with regard to Exhaust Products sold to Monro. Monro shall have no license or right to use, and shall not use, in any manner, and/or advertise, promote, market, distribute and/or sell, any other products, service or business anywhere throughout the world, in connection with any of the Tenneco Licensed Property and/or confusingly similar designations, and all rights to the Tenneco Licensed Property not expressly granted herein are retained by Tenneco.

                  Monro acknowledges, represents, warrants and agrees that: (i) Monro will take no action, directly or indirectly, or by acts of omission, do anything inconsistent with, and/or which might otherwise interfere with and/or impair, the validity, value and goodwill of the Tenneco Licensed Property ; (ii) Monro will not contest before any court, adjudicative tribunal, person or body, and arbiter or mediator, any federal, state, provincial, local or other governmental agency, office, body or unit, and/or in any legal or dispute resolution proceeding whatsoever, either (a) the validity of any trademark, copyright, or other proprietary rights in the Tenneco Licensed Property; or (b) Tenneco's ownership of such rights in the Tenneco Licensed Property; (iii) Monro shall not seek to register or record anywhere throughout the world any of the Tenneco Licensed Property and any mark or designation confusingly similar to any of the Tenneco




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Licensed Property as Monro's own trademark(s), service mark(s), trade or fictitious name(s), designation of doing business, copyright, or other property of any kind or nature; (iv) Monro shall not use any of the Tenneco Licensed Property in any manner, and/or on or in connection with any product, service, or business, except as expressly licensed and authorized herein; and
(v) any and all authorized use of the Tenneco Licensed Property by Monro under this Agreement inures solely to the benefit of Tenneco and its ownership of the Tenneco Licensed Property, and Monro shall neither acquire nor assert any legal and/or beneficial ownership interests whatsoever in the Tenneco Licensed Property by virtue of the licensed use of the Tenneco Licensed Property. Monro agrees to assist Tenneco in the procurement of any protection of the Tenneco Licensed Property for Exhaust Products, including but not limited to trademark registration of the Tenneco Licensed Property or protection of the same against third parties; provided, however, that Tenneco shall bear the expense of any costs for registration of any of the Tenneco Licensed Property. Monro agrees to assist Tenneco, at Tenneco's request, to enforce any of Tenneco's rights in the Tenneco Licensed Property relative to exhaust products, and Tenneco, in its sole discretion, may commence and prosecute any such claims or suits in its own name.

Q.       CONFIDENTIALITY

         Both Parties acknowledge that, by the very nature of the services to be performed under this Agreement, each Party may become aware of confidential information and trade secrets of the other Party, including, but not limited to, price lists, customer lists, strategy, and the terms and conditions of this Agreement ("Confidential Information"). Each Party agrees that it shall use Confidential Information of the other Party solely to accomplish its obligations under this Agreement and for no other purpose. Each Party shall in no manner reveal or disseminate Confidential Information obtained from the other Party to any third party. Except to the extent



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required by court order, Monro shall treat the pricing and other terms and conditions of this Agreement on a confidential basis and shall not disclose them to any other person or entity without the express written consent of Tenneco.

R.       FORCE MAJEURE

         Neither of the Parties shall be responsible for failure or delay in delivery of any Exhaust Products or performance of other obligations under this Agreement if caused by an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, unusually severe weather or other cause similar or dissimilar to the foregoing beyond its reasonable control.

S.       MISCELLANEOUS

         1. TAXES. The prices set forth herein or in any Purchase Order for the Exhaust Products shall include all applicable federal, state and local taxes, if any. If any tax is thereafter refunded to Tenneco, then Tenneco shall promptly pay to Monro the amount of such refund.

         2. RIGHTS NOT EXCLUSIVE. The exercise by Monro or Tenneco of any right or remedy herein provided shall be without prejudice to the exercise of any other right or remedy provided herein or by law or in equity.

         3. WAIVER. The failure of either party to insist upon the observance or performance by Tenneco of any of the terms and conditions of the Agreement, if any, shall not be deemed a Waiver of any such term or condition and the same shall continue in force.

         4. NO CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES. In no event shall any Party be liable to another Party for any consequential, incidental or special damages suffered by any other Party arising out of this Agreement, whether resulting from negligence of a Party or otherwise.

         5. ENTIRE AGREEMENT. This Agreement and any electronic Tenneco interface



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agreement shall constitute the entire agreement between Tenneco and Monro with respect to the sale and purchase of Exhaust Products, supersede all prior written and verbal discussions and agreements. This Agreement may be amended or modified only by a written instrument signed by each of the Parties hereto.

         6. ATTORNEYS' FEES. In the event of any litigation or other proceeding concerning this Agreement, the unsuccessful party shall pay all actual attorneys' fees, costs and expenses, including court costs, incurred by the prevailing party.

         7. ASSIGNMENT. Each Party's obligations to the other Party are of a personal nature and are not assignable without the prior written consent of the other Party. Notwithstanding the previous sentence, either Party may assign this Agreement to an affiliate or successor, or to the acquirer of substantially all of that Party's business, whether by sale of assets, merger or otherwise, without the approval or consent of the other Party.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to the choice of law principles of Illinois. The Parties agree that the courts of the State of Illinois, Lake County, and the United States District Court for the Northern District of Illinois shall have jurisdiction to hear and determine any claims or disputes pertaining directly or indirectly to this Agreement or otherwise between the Parties. Tenneco and Monro expressly submit and consent in advance to such jurisdiction in any action or proceeding in such court, and agree that venue will be proper in such courts for all such matters. If any action or proceeding is brought by one Party against the other Party hereunder and that Party is not otherwise subject to service of the process in the State of Illinois, each Party agrees to and does hereby irrevocably appoint the Secretary of the State of Illinois as its agent for the acceptance of service of process therein, and a copy of such process



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shall be mailed by the Party bringing the action to the other Party at the other
Party's last known address.

         9. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, the remaining provisions, and any partially invalid or partially unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and enforceable.

         10. NOTICES. Any notice which either party may desire to give the other with respect to this Agreement shall be in writing, and by overnight courier, or by certified mail, return receipt requested, and addressed as follows:

                          TENNECO:
                          Tenneco Automotive
                          500 North Field Drive
                          Lake Forest, IL 60045
                          Attn.: Sr. Vice President, North American After-market
                              with a copy to:
                          Tenneco Automotive
                          500 North Field Drive
                          Lake Forest, IL 60045
                          Attn.: General Counsel

                          MONRO:
                          Monro Service Corp.
                          200 Holleder Parkway


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                          Rochester, NY 14615-3808
                          Attn.: Vice President, Merchandising

         11. CONFLICT. In the event of a conflict between the terms and provisions hereof and the terms and provisions of any Attachment hereto, the terms and provisions of this Agreement shall control.

         12. SURVIVAL. The provisions of SECTIONS G, J, P and Q shall survive the termination or expiration of the term hereof.

         By way of signature below, by the representatives of Tenneco and Monro, both parties agree to the terms and conditions contained herein.

/s/ Joseph A. Pomeranski                        /s/ Robert W. August
--------------------------------                ------------------------------
Signature:                                      Signature:

Vice President Sales                            SVP-Store Support
--------------------------------                ------------------------------
Title:                                          Title:


Tenneco Automotive Inc.                         Monro Service Corp.




* This information has been left out for confidentiality reasons.

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                               LIST OF ATTACHMENTS


Attachment A                               Exhaust Products Listing and Current
                                                Blue Sheet dated January 5, 1999

Attachment B                               *

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                                  Attachment A

                            [Intentionally Omitted]










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                                  Attachment B

                            [Intentionally Omitted]







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